Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                              Steve Cherwonak,
                                                   Vice President Communications
                                                           Central Hockey League
                                                                    480-949-8600
                                               cherwonak@centralhockeyleague.com

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
480-994-0772

                   Global Entertainment Corporation Subsidiary
                         Receives TV Broadcast Coverage

PHOENIX,  ARIZONA, OCTOBER 27, 2004 -- GLOBAL ENTERTAINMENT  CORPORATION (OTCBB:
GECO) - an integrated entertainment company, today announced that its WPHL subsidiary, operating as the CHL (Central Hockey League), a minor league professional hockey league with 17 teams located in 7 states in the southwestern United States, has entered a partnership with Maple Leafs TV and Maple Leaf America to broadcast 20 CHL contests from the 2004-2005 season under a CHL Game of the Week package. The opportunity to broadcast CHL games presents an extraordinary chance for CHL teams and players to win a new group of fans. The CHL led all North American professional "AA" leagues in average attendance during the 2003-2004 regular season, welcoming 4,501 fans per contest during the past year.

Maple Leafs TV, located in Ontario, Canada, is a 24-hour a day, seven day a week network formed in 2001 focusing on the Toronto Maple Leafs and Ontario-related hockey players. Last season, 39.2% of the CHL's season-opening rosters listed Ontario as their home province. The broadcasts will air in Canada on Thursdays at 8:00 PM EST, beginning November 4th.

John Shannon Vice President of Maple Leaf Sports and Entertainment of Leafs TV was quoted as saying that Leafs TV has always viewed itself as a place where good quality hockey can gain much needed exposure. An added feature titled "On-the-Bus" will showcase four pairs of CHL rivalries, with the Maple Leaf America video crew spending two weeks with each pair of CHL clubs.

CHL president Brad Treliving commented, "This is a terrific chance for a broad range of Canadian hockey fans to experience the quality of play that comprise the CHL teams and for our league to experience a new level of visibility. All 17 member clubs are expected to be a part of the Game of the Week programming and fans will have a unique behind-the-scenes look at the world of professional hockey and the CHL through the "On the Bus" series."

"The CHL began its 13th season of play October 22. The start of a new season is always an exciting time and given the competitive nature of team sports we view this broadcasting opportunity as a win-win situation for the CHL and our fans," stated Rick Kozuback, president and chief executive office of Global Entertainment Corporation. "The heightened visibility the CHL will receive from this television coverage is another vehicle Global will utilize in building its national presence in the entertainment services market."

                                                                         more...

Global Entertainment Corporation Subsidiary Receives TV Broadcast Coverage October 27, 2004
Page 2

Visit our web sites:
www.centralhockeyleague.com                      www.globalentertainment2000.com
www.GetTix.Net                                   www.Cragar.com


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with five subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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